EXHIBIT 10.1

擴大合作協議書

立協議書人:

甲方 Party A: EOS INC. (美商)

乙方 Party B:阿拜爾有限公司及賴英敏

A- Best Wire harness & Components Co., Ltd. & Ing-Ming Lai

THIS STRATEGIC ALLIANCE AGREEMENT
(the “Agreement”) is

BETWEEN:

EOS INC. (Party A)

-AND-

A-Best Wire Harness & Components Co., Ltd & Ing-Ming Lai (Party B)

茲為甲乙雙方本於互信互利,為擴大將來更多的合作,雙方同意中止于2019年01月15日所簽訂的”投資合作協議書”, 另簽訂”擴大合作協議書”取代之. 雙方同意訂立下列條款:

RECITALS

Whereas,
Parties A and B have agreed to adhere to the principal of mutual trust and benefit; and as a mean to expand prospective alliances, Party A and Party B have mutually agreed to terminate the “Investment Cooperation Agreement” which was signed on 2019/01/15, and hereby made and entered into this “Strategic Alliance Agreement”. For valuable considerations exchanged, the Parties have agreed to the following terms and conditions:

第一條
..
代理項目及約期:
阿拜爾有限公司生產的所有陶瓷共振喇叭產品由甲方獨家銷售代理.銷售代理全球區域.乙方亦可自行銷售自己的陶瓷共振喇叭產品.獨家代理合約每年換約一次,約期滿之前2個月甲乙雙方再議簽約事宜.

Article 1: Sole Distributorship and Its Duration

Party B hereby appoints Party A as its sole and exclusive distributor for the sale and distribution of all of Party B’s micro-ceramic speaker products. The territory of the Sole Distributorship is worldwide. Party B also hold the right to sell its own products. The Sole Distributorship shall become effective upon signing of this agreement, and the Sole Distributorship shall be renewed annually, and the Parties will hold discussion on the Sole Distributorship renewal two months prior to the Sole Distributorship annual expiration date.

第二條
..擴大合作協議事項:

1.	2019年1月15日甲乙雙方所簽訂的”投資合作協議書”雙方同意中止,

2.	甲方原持有20%(即乙方登記之資本新台幣壹百萬元)的阿拜爾有限公司股權返還給乙方(賴英敏).

3.	乙方(賴英敏) (ING-MING LAI) 原持有之甲方1000萬股(投資合作協議書)維持不變.其對價是由乙方給甲方之業績及利潤,分次付給(以每股1.5元美金計),該對價達到1500萬美元之業績及利潤後.甲乙雙方再就給付完成之後當時之甲方股價,再商議互相投資之協商.

Article 2: Scope of the Strategic Alliance

1.	Party A and B have mutually agreed to terminate the “Investment Cooperation Agreement” that was signed on 2019/01/15

2.	Party A will return the 20% shares of A-Best Harness and Component Co., LTD to Party B ( Party B’s registered total capital is NTD $5 million, and 20% of which constitute NTD$1 million)

3.	Party B (In-Ming Lai) will continue to hold the 10 million shares issued by Party A which was received through the “Investment Cooperation Agreement”; the 10 million shares issued by Party A are now in exchange for revenue and profit generated by Party B distributed to Party A when earned (the shares for Party B are equivalent to Party B’s distributed revenue and profit received by Party A per share price of USD$1.5). When Party A received USD $15 million revenue and profit value in full, the Parties will have separate discussions on future cooperation.

第三條
..
保證條款
:乙方擔保自己生產的陶磁共振喇叭產品乃自行研發之技術,未侵害任何第三人之專利權,商業技術秘密或其他智慧財產權. 如有侵權或是產品敘述不實之爭議,應由乙方負責,且乙方應賠償甲方因此爭議所受之一切損害,包括但不限於因此產生之賠償金,律師費及訴訟費用等.

Article 3: Representation and Warranties

Party B hereby represent and warrant that “Micro-ceramic magnetic resonance speaker” is a product of their own invention, and does not infringe upon any patents, trade secrets and/or other IP rights of any third parties. Party B shall indemnify Party A for all of its costs and damages it may thereby incur, including but not limited to any damages ordered to pay, its attorney’s fees, and legal costs, etc arising from infringement claims and product misinterpretation provided to Party A relating to the ceramic products.

第四條
..保密義務及期間
:除法令另有規定外,任一方因本協議書之合作關係得知他方之商業祕密或技術機密或樣品,收受方不得洩露、交付予任何第三人,收受方並保證不利用此「機密資料」於本協議所約定以外之用途.保密期間為知悉起五年,本項效力於本協議書終止後仍繼續存在.

Article 4: Confidential Obligations and Its Duration

Unless otherwise compelled by law, any Party hereof having received ( “the recipient party”) from another Party (“the disclosing party”) any business or technical secrets which shall include but not limited to the Disclosing Party’s sales plan, R&D plans, product designs and know-hows, sample tests and data, etc. (collectively, “Confidential information”). So long as such information has been identified as “Confidential Information” by the Disclosing Party, the Recipient Party shall keep such information confidential, with only limited and discreet disclosure to its duly authorized working personnel on a “need-to-know basis”. Recipient Party shall not or disclose any such Confidential Information to any third parties, and will not use such Confidential Information for any purpose other than those agreed under this agreement. The confidential obligation shall persist for five years after having first become knowledgeable of the information. The provision of this article shall survive termination and/or expiration of this Agreement.

第五條
..
誠信原則:
甲乙雙方應本於誠信原則履行本契約,如有未盡事宜,立協議書人均同意應積極本於誠信原則及公平互惠精神,可另議定條款.

Article 5: Good-faith Principal

The two parties shall adhere to the good-faith principal in relation to this Agreement; in case of incomplete provisions, Parties hereto hereby agree to enter into discussions to devise new provisions for supplement in good faith and fairness.

第六條
..準據法及管轄法院
:有關本協議書未盡事宜,悉依中華民國(臺灣)法令規定辦理.凡雙方因本協議書或違反本協議書引起之糾紛、爭議或歧見,雙方同意先本誠信原則協商之,協商不成而涉訟時,甲乙雙方特此同意以臺灣臺北地方法院為第一審管轄法院.

Article 6: Governing Law and Court of Jurisdiction.

This agreement shall be governed and construed by the laws of Republic of China (Taiwan). In case of any dispute, claim or disagreement arising in relation to or in connection with is Agreement, parties shall first seek to resolve any such conflict by mediation in good faith; and failing which, the Parties hereby agree to submit the conflict to the Taipei District Court as the court of the first instance.

第七條
..違約時的通知方式:
甲乙雙方之通訊地址以本協議書所載之地址為準,如有拒收或逾期招領掛號信時,依第一次寄發時間為準,視為已送達.如任一方之通知送達地址有變更,應以書面通知他方,未通知他方者,他方仍得按本協議書所載之地址發生合法送達效力,不因其變更實際住居所或營業地而受影響.

Article 7: Notice

The respective addresses for the two parties of A and B as listed herein shall be such Parties’ official delivery addresses. In case of refusal to accept or delay in picking up unregistered mail, the first sending time shall be deemed the notice delivery time.

In case that any Party should change its delivery address, a written notice of such change should be sent to the other Party. In case of failure to notify other Party, such the other Party may continue to use the same delivery address for giving notices to that Party, and the validity of which shall not be voided because of the change of the actual residence or business address.

第八條
..
本協議書壹式貳份,由甲乙雙方各執壹份為憑.

Article 8: Counterparts

This agreement shall be executed in two identical counterparts and Party A and Party B shall each bear one such counterpart.

立約人：
Parties:

甲方：
Party A:
EOS INC.
負責人： 楊賀翔 HE SIANG YANG
Authorized Representative: He Siang Yang
地址：臺北市中山區中山北路2段162號7樓之1
Address: 7F-1, No.162, Zhongshan N Rd. Section 2, Zhongshan District, Taipei, Tawain
FEIN：*****
電話：02-25868300
TEL: 02-25868300
簽章：
Signature: /s/ He Siang Yang

乙方：
Party B:
阿拜爾有限公司
A-Best Wire harness & Components Co.Ltd.
負責人：賴英敏 LAI ING MING
Authorized Representative: Lai Ing Ming
地址：臺北市信義區松德路159號13樓之1
Address: 13F-1, No.159, Songde Road, Xinyi District, Taipei, Taiwan
統一編號：89976263
Unified Business Number: *****
電話: 02-27260688
Tel: 02-27260688
簽章：
Signature: /s/ Ing-Ming Lai

Date:
西元 2020 年 03 月 02 日